                                                                    Exhibit 23.2

                        REPORT OF INDEPENDENT AUDITORS

We consent to the reference to our firm under the caption "Experts" and to the use of our report dated January 25, 1999, included in the Proxy Statement of Arcadia Financial Ltd. that is made a part of the Registration Statement Form S-4 and Prospectus of Arcadia Financial Ltd. and Associates First Capital Corporation for the registration of 45,644,630 residual value obligations of Associates First Capital Corporation.


                                                  Ernst & Young LLP


Minneapolis, Minnesota
February 29, 2000